UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 15, 2011

FRED'S, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	62-0634010
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Commission file number 001-14565

4300 New Getwell Road
Memphis, Tennessee 38118
(Address of Principal Executive Offices)

(901) 365-8880
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 15, 2011, the Company held its Annual Meeting of Shareholders at which the Company’s shareholders considered and voted on the following four proposals:

Proposal 1. Election of the Directors

At the Annual Meeting of the Shareholders of Fred’s, Inc., held on June 15, 2011, Michael J. Hayes, John R. Eisenman, Roger T. Knox, Thomas H. Tashjian, B. Mary McNabb, Michael T. McMillan and Bruce Efird were elected as directors of the Company by vote of the shareholders.  The results of the voting were as follows:

Election of Directors:	For	Withheld
Michael J. Hayes	14,024,710	21,155,216
John R. Eisenman	19,866,433	15,313,493
Roger T. Knox	19,866,991	15,312,935
Thomas H. Tashjian	22,521,685	12,658,241
B. Mary McNabb	22,539,336	12,640,590
Michael T. McMillan	12,768,391	22,411,535
Bruce A. Efird	25,651,215	9,528,711

Proposal 2.  Approve Selection of Independent Registered Public Accounting Firm

The shareholders voted to ratify the appointment of BDO USA, LLP as our registered public accounting firm for the fiscal year ending January 28, 2012.  The results of the voting were as follows:

For	Against	Abstain
37,656,603	37,770	32,418

There were no broker non-votes with respect to this proposal.

Proposal 3. Advisory vote on Executive Compensation

The shareholders voted to approve, on a nonbinding, advisory basis, the compensation of our executive officers.  The results of the voting were as follows:

For	Against	Abstain
34,635,280	504,634	40,009

Proposal 4. Advisory vote on the frequency of an advisory vote on Executive Compensation

The shareholders voted, on a nonbinding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers.  The results of the voting were as follows:

Every Three Years	Every Two Years	Every Year	Abstain
8,857,555	107,147	26,182,205	33,016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2011	FRED’S, Inc.
(Registrant)

/s/ Jerry A Shore
Jerry A Shore
Executive Vice President and Chief Financial Officer